Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-257196) on Form S-8 of our report dated March 20, 2023, with respect to the consolidated financial statements of Angel Oak Mortgage REIT, Inc.

/s/ KPMG LLP

Atlanta, Georgia
March 20, 2023